EXHIBIT 4(g)

[Form of Certificate for Shares of Preferred Stock]

PREFERRED STOCK

PAR VALUE ONE DOLLAR
($1) PER SHARE

     Number                                                      [Chemist Picture]                                                                           Shares

OLIN CORPORATION
INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

[OLIN LOGO]	CUSIP _________
[OLIN SEAL]	SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

______________________________________________

IS THE OWNER OF

______________________________________________

FULLY PAID AND NON-ASSESSABLE SHARES OF __________PREFERRED STOCK OF

OLIN CORPORATION, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Corporation’s Articles of Incorporation and By-laws, both as amended, to all of which each holder by acceptance hereof assents. This certificate is not valid unless countersigned by a Transfer Agent and registered by a Registrar.

Witness the facsimile signatures of the Corporation’s proper officers and a facsimile of its corporate seal.

Dated__________________

_________________________________	____________________________________
George H. Pain SECRETARY	Joseph D. Rupp PRESIDENT

COUNTERSIGNED AND REGISTERED: WELLS FARGO BANK, N.A., TRANSFER AGENT AND REGISTRAR BY:

AUTHORIZED SIGNATURE

[REVERSE SIDE]

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.

Phrase Abbreviation	Equivalent	Phrase Abbreviation	Equivalent
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties
TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Word Abbreviation	Equivalent	Word Abbreviation	Equivalent	Word Abbreviation	Equivalent
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PAR	Paragraph
AGMT	Agreement	FBO	For the benefit of	PL	Public Law
ART	Article	FDN	Foundation	TR	(As) trustee(s), for, of
CH	Chapter	GDN	Guardian(s)	U	Under
CUST DEC	Custodian for Declaration	GDNSHP	Guardianship	UA	Under agreement
EST	Estate, Of estate of	MIN	Minor(s)	UW	Under will of. Of will of. Under last will & testament

OLIN CORPORATION

A copy of the Articles of Incorporation, as amended, of the Corporation containing a full statement of the designations, preferences, limitations and relative rights of the shares of Common Stock and Preferred Stock, and the variations in the relative rights, preferences and limitations between the shares of each series of Preferred Stock so far as the same have been fixed and determined, and of the authority of the Board of Directors to fix and determine the relative rights, preferences and limitations of subsequent series, may be obtained, without charge, from the Transfer Agent or the office of the Secretary of the Corporation, upon written request by a Shareholder.

ASSIGNMENT FORM

For value received ____________ (I or we) hereby sell, assign and transfer ___________ (amount) shares of the capital stock represented by this certificate to

______________________________________________________________________________

______________________________________________________________________________

___________________________ (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)  (Print full name and address of Assignee)____Zip Code

Assignee, and do irrevocably constitute and appoint ___________________________________ (Leave blank or fill in as explained in Notice below) as Attorney to transfer the said Stock on the books of the Corporation with full power of substitution.

Dated__________________	X	_____________________________________________________
(Sign here exactly as name(s) is shown on the face of this certificate without any change or alteration whatever.)

IMPORTANT NOTICE: When you sign your name to this Assignment Form without filling in the name of your “Assignee” or “Attorney”, this stock certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you either (i) fill in the name of the new owner in the “Assignee” blank, or (ii) IF YOU ARE SENDING THE SIGNED CERTIFICATE TO YOUR BANK OR BROKER, fill in the name of the bank or broker in the “Attorney” blank. Alternatively, instead of using this Assignment Form, you may sign a separate “stock power” form and then mail the UNSIGNED stock certificate and the signed “stock power” in separate envelopes. For added protection, use certified or registered mail for a stock certificate.

Keep this certificate in a safe place. If it is lost, stolen or destroyed, the Company will require a bond of indemnity as a condition to the issuance of a replacement certificate.

Signature(s) Guaranteed:

______________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.